As filed with the Securities and Exchange Commission on April 30, 2010
                                                                                                                                                                                                                                                  Registration No. 33-54486

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0423660 (I.R.S. Employer Identification Number)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
 (Address of principal executive offices, including zip code)

MDU RESOURCES GROUP, INC.
1992 KEY EMPLOYEE
STOCK OPTION PLAN
(Full title of the plan)

Terry D. Hildestad President and Chief Executive Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, North Dakota 58506-5650 (701) 530-1000	Elizabeth W. Powers, Esq. Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000
(Name, address and telephone number, including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

MDU Resources Group, Inc. filed a registration statement on Form S-8, Registration No. 33-54486, with the Securities and Exchange Commission on November 12, 1992, to register 800,000 shares of common stock, par value $1.00 per share, to be issued from time to time upon the exercise of stock options granted pursuant to the 1992 Key Employee Stock Option Plan.  No stock options are outstanding, and the board of directors of the company terminated the plan effective November 12, 2009.  The company is filing this post-effective amendment to remove from registration 678,269 shares of common stock that remain unsold at the date hereof.

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SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 16th day of April, 2010.

MDU RESOURCES GROUP, INC.

By:	/s/ Terry D. Hildestad
Terry D. Hildestad
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry D. Hildestad	Chief Executive Officer and Director	April 16, 2010
Terry D. Hildestad (President and Chief Executive Officer)
/s/ Doran N. Schwartz	Chief Financial Officer	April 16, 2010
Doran N. Schwartz (Vice President and Chief Financial Officer)
/s/ Nicole A. Kivisto	Chief Accounting Officer	April 16, 2010
Nicole A. Kivisto (Vice President, Controller and Chief Accounting Officer)

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/s/ Harry J. Pearce	Director	April 16, 2010
Harry J. Pearce (Chairman of the Board)

/s/ Thomas Everist	Director	April 16, 2010
Thomas Everist
/s/ Karen B. Fagg	Director	April 16, 2010
Karen B. Fagg
/s/ A. Bart Holaday	Director	April 16, 2010
A. Bart Holaday
/s/ Dennis W. Johnson	Director	April 16, 2010
Dennis W. Johnson
/s/ Thomas C. Knudson	Director	April 16, 2010
Thomas C. Knudson
/s/ Richard H. Lewis	Director	April 16, 2010
Richard H. Lewis
/s/ Patricia L. Moss	Director	April 16, 2010
Patricia L. Moss
/s/ Sister Thomas Welder	Director	April 16, 2010
Sister Thomas Welder
/s/ John K. Wilson	Director	April 16, 2010
John K. Wilson

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